UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012 (May 23, 2012)

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire		03054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of PC Connection, Inc. was held on May 23, 2012. At the Annual Meeting of Stockholders, the following proposals were considered:

(1)	The election of six directors to serve until the 2013 Annual Meeting of Stockholders;

(2)	The amendment of the Company’s Amended and Restated 2007 Stock Incentive Plan, as amended, to increase the number of shares of Common Stock that may be issued from 1,000,000 to 1,200,000 shares;

(3)	The amendment of the Company’s Amended and Restated 1997 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued from 937,500 to 1,037,500 shares; and

(4)	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our registered public accounting firm for the year ended December 31, 2012.

The proposals were approved by the following votes:

	For	Withheld	Broker Non-Vote
Proposal #1:
Election of Patricia Gallup	20,342,860	3,518,255	1,678,048
Election of David Hall	20,343,114	3,518,001	1,678,048
Election of Joseph Baute	23,484,988	376,127	1,678,048
Election of David Beffa-Negrini	20,390,934	3,470,181	1,678,048
Election of Barbara Duckett	23,494,198	366,917	1,678,048
Election of Donald Weatherson	23,491,665	369,450	1,678,048

	For	Against	Abstain	Broker Non-Vote
Proposal #2:
Amendment of the Company’s Amended and Restated 2007 Stock Incentive Plan, as amended, to increase the number of shares of Common Stock that may be issued from 1,000,000 to 1,200,000 shares.	23,701,217	154,788	5,110	1,678,048

	For	Against	Abstain	Broker Non-Vote
Proposal #3:
Amendment of the Company’s Amended and Restated 1997 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued from 937,500 to 1,037,500 shares.	23,782,127	74,398	4,590	1,678,048

	For	Against	Abstain	Broker Non-Vote
Proposal #4:
Ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012.	25,402,360	130,435	6,368	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC Connection, Inc.

Date:	May 25, 2012	By:	/s/ JOSEPH DRISCOLL
Joseph Driscoll
Senior Vice President, Treasurer, and Chief Financial Officer